UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2006, the Board of Directors of the Registrant approved the grant of annual stock option awards (the “Award”) to each Non-Employee Director. Pursuant to the Registrant’s Non-Employee Director Compensation Program, each Non-Employee Director receives an annual Award of 2,500 shares, each new Non-Employee Director receives an Award of 10,000 shares, and the Company’s Chairman receives an annual Award of 10,000 shares. The Award has an exercise price of $48.99 and becomes exercisable upon termination of the recipient’s term as a Director (except termination for cause). The terms of the Award are set forth in Exhibit 99.1 attached hereto. The text of the Exhibit is incorporated by reference herein.

Item 9.01	Exhibits.

Exhibit 99.1	Form of 2006 Non-Qualified Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

(Registrant)

Date: October 4, 2006	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

 EXHIBIT
NUMBER   DESCRIPTION

99.1	Form of 2006 Non-Qualified Director Stock Option Agreement.